Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports First Quarter 2021 Financial Results
Atlanta - May 5, 2021 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2021.
Financial Summary:
•Net loss per common share of $0.09 compared to net income per common share of $0.59 in Q4 2020
•Core earnings* per common share of $0.11 compared to $0.10 per common share in Q4 2020
•Common stock dividend of $0.09 per common share compared to $0.08 per common share in Q4 2020
•Book value per common share** of $3.65 compared to $3.86 per common share at Q4 2020
•Economic return*** of (3.1%) compared to 13.5% in Q4 2020

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce core earnings of $0.11 per common share for the first quarter of 2021. The increase in our core earnings was largely a result of the successful deployment of $161.0 million in proceeds from common equity capital raises during the quarter into Agency residential mortgage-backed securities (“Agency RMBS”) investments, in addition to an attractive reinvestment environment in the latter half of the quarter. Our higher core earnings covered the increase in our common stock dividend to $0.09 per common share. At quarter-end, almost all of our $9.1 billion investment portfolio was invested in Agency RMBS, and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $692.9 million.
“Despite continued strong demand from the Federal Reserve and banks, lower coupon Agency RMBS underperformed during the quarter as volatility increased and hedge adjusted returns became less attractive. The higher interest rate environment and expectations for slowing prepayment speeds led to a repricing of premiums on specified pool Agency RMBS. These developments resulted in a 5.4% decrease in book value per common share and a (3.1%) economic return for the quarter. As we move into the second quarter, slowing prepayment speeds and persistent demand from the Federal Reserve are expected to provide support for Agency RMBS valuations.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Economic return for the quarter ended March 31, 2021 is defined as the change in book value per common share from December 31, 2020 to March 31, 2021 of ($0.21); plus dividends declared of $0.09 per common share; divided by the December 31, 2020 book value per common share of $3.86. Economic return for quarter ended December 31, 2020 is defined as the change in book value per common share from September 30, 2020 to December 31, 2020 of $0.39; plus dividends declared of $0.08 per common share; divided by the September 30, 2020 book value per common share of $3.47.

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Key performance indicators for the quarters ended March 31, 2021 and December 31, 2020 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘21	Q4 ‘20	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$9,330.1	$7,697.0	$1,633.1
Average borrowings	$8,347.4	$6,879.9	$1,467.5
Average stockholders' equity*	$1,184.8	$1,021.6	$163.2

U.S. GAAP Financial Measures
Total interest income	$40.0	$35.9	$4.1
Total interest expense	($1.7)	($2.5)	$0.8
Net interest income	$41.7	$38.3	$3.4
Total expenses	$6.9	$6.4	$0.5
Net income (loss) attributable to common stockholders	($20.4)	$111.6	($132.0)

Average earning asset yields	1.72%	1.86%	(0.14%)
Average cost of funds	(0.08%)	(0.14%)	0.06%
Average net interest rate margin	1.80%	2.00%	(0.20%)

Period-end weighted average asset yields**	1.97%	1.99%	(0.02%)
Period-end weighted average cost of funds	0.15%	0.21%	(0.06%)
Period-end weighted average net interest rate margin	1.82%	1.78%	0.04%

Book value per common share***	$3.65	$3.86	($0.21)
Earnings (loss) per common share (basic)	($0.09)	$0.59	($0.68)
Earnings (loss) per common share (diluted)	($0.09)	$0.59	($0.68)
Debt-to-equity ratio	5.6	x	5.3	x	0.3	x

Non-GAAP Financial Measures****
Core earnings	$25.2	$18.6	$6.6
Effective interest income	$40.0	$35.9	$4.1
Effective interest expense	$8.3	$6.9	$1.4
Effective net interest income	$31.8	$29.0	$2.8

Effective yield	1.72%	1.86%	(0.14%)
Effective cost of funds	0.40%	0.40%	—
Effective interest rate margin	1.32%	1.46%	(0.14%)

Core earnings per common share	$0.11	$0.10	$0.01
Economic debt-to-equity ratio	6.6	x	6.6	x	—
* Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
** Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
*** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Financial Summary
Net loss attributable to common stockholders for the first quarter of 2021 was $20.4 million compared to net income attributable to common stockholders of $111.6 million for the fourth quarter of 2020. Net loss attributable to common stockholders was primarily driven by a $331.9 million net loss on investments that exceeded net gains on derivatives of $287.0 million during the quarter.
The Company raised $161.0 million of net proceeds from the issuance of common stock during the quarter. Book value per common share for the first quarter of 2021 decreased 5.4% to $3.65 as higher interest rates and an increase in interest rate volatility led to wider interest rate spreads on our 30 year Agency RMBS holdings. In addition, the sharp increase in mortgage rates and reduced investor demand for prepayment protection resulted in lower valuation premiums on our Agency RMBS specified pools. The benchmark 10 year U.S. Treasury rate rose 83 basis points to 1.74%.
Total average assets increased to $9.3 billion from $7.7 billion in the fourth quarter of 2020, and total average borrowings increased to $8.3 billion from $6.9 billion in the fourth quarter of 2020. To capitalize on the sharp increase in interest rates and lower valuations on investment opportunities during the quarter, the Company sold $5.5 billion of lower yielding Agency RMBS and purchased $7.0 billion of higher yielding Agency RMBS. Purchases were funded with proceeds from the sales, paydowns of securities and by leveraging proceeds from the issuance of common stock. During the first quarter of 2021, the Company generated $25.2 million in core earnings, an increase of $6.6 million (35.1%) over the fourth quarter of 2020. Higher core earnings were driven by a $2.8 million increase in effective net interest income and a $2.2 million increase in to-be-announced securities forward contract (“TBA”) dollar roll income.
Average net interest rate margin decreased 20 basis points to 1.80% in the first quarter of 2021 primarily due to lower average earning asset yields. Average earning asset yields decreased 14 basis points to 1.72% in the first quarter of 2021 primarily due to a change in asset mix to a higher portfolio concentration in Agency securities. The Company's Agency RMBS portfolio consists of 2.0% to 3.0% coupon 30 year fixed-rate securities as of March 31, 2021. Average cost of funds was (0.08%) in the first quarter of 2021 compared to (0.14%) during the fourth quarter of 2020. The increase in average cost of funds during the first quarter was due to higher average borrowings and lower amortization of net deferred gains on de-designated interest rate swaps.
The Company's debt-to-equity ratio was 5.6x as of March 31, 2021 compared to 5.3x as of December 31, 2020. The increase in debt-to-equity ratio reflects a change in asset mix to a higher portfolio concentration in Agency RMBS. The Company's economic debt-to-equity ratio was 6.6x as of March 31, 2021 and December 31, 2020.
Total expenses for the first quarter of 2021 increased to approximately $6.9 million compared to $6.4 million for the fourth quarter of 2020 primarily due to higher management and professional fees. The ratio of annualized total expenses to average stockholders' equity* decreased to 2.32% from 2.49% for the fourth quarter of 2020 due to higher stockholders' equity in the first quarter.
As previously announced on March 26, 2021, the Company declared a common stock dividend of $0.09 per share paid on April 27, 2021 to its stockholders of record as of April 9, 2021. The Company declared the following dividends on May 4, 2021: a Series A Preferred Stock dividend of $0.4844 per share payable on July 26, 2021 to its stockholders of record as of July 1, 2021, a Series B Preferred Stock dividend of $0.4844 per share payable on June 28, 2021 to its stockholders of record as of June 5, 2021 and a Series C Preferred Stock dividend of $0.46875 per share payable on June 28, 2021 to its stockholders of record as of June 5, 2021.

* The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, May 6, 2021, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 20, 2021 by calling:

888-566-0452 (North America) or 1-203-369-3048 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share amounts	March 31, 2021	December 31, 2020	March 31, 2020
Interest income
Mortgage-backed and credit risk transfer securities	39,434	35,329	185,536
Commercial and other loans	576	529	1,163
Total interest income	40,010	35,858	186,699
Interest expense
Repurchase agreements (1)	(1,660)	(2,452)	79,042
Secured loans	—	—	6,646
Total interest expense	(1,660)	(2,452)	85,688
Net interest income	41,670	38,310	101,011

Other income (loss)
Gain (loss) on investments, net	(331,857)	34,805	(755,483)
(Increase) decrease in provision for credit losses	938	(1,768)	—
Equity in earnings (losses) of unconsolidated ventures	(94)	343	170
Gain (loss) on derivative instruments, net	286,961	57,186	(910,779)
Realized and unrealized credit derivative income (loss), net	—	—	(33,052)
Net gain (loss) on extinguishment of debt	—	(2)	(4,806)
Other investment income (loss), net	(16)	201	803
Total other income (loss)	(44,068)	90,765	(1,703,147)
Expenses
Management fee – related party	4,884	4,510	10,953
General and administrative	1,993	1,852	3,103
Total expenses	6,877	6,362	14,056
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(9,275)	122,713	(1,616,192)
Dividends to preferred stockholders	11,107	11,106	11,107
Net income (loss) attributable to common stockholders	(20,382)	111,607	(1,627,299)
Net income (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.09)	0.59	(10.38)
Diluted	(0.09)	0.59	(10.38)
(1)Negative interest expense on repurchase agreements for the three months ended March 31, 2021 and three months ended December 31, 2020 consists of $3.7 million and $3.5 million of current period interest expense on repurchase agreements, respectively, and $5.4 million and $6.0 million of amortization of net deferred gains on de-designated interest rate swaps, respectively. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2021	December 31, 2020	March 31, 2020
Net income (loss)	(9,275)	122,713	(1,616,192)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	981	(6,352)	(186,605)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	(3,184)	36,957
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	—	1,768	—
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,368)	(5,981)	(10,067)
Currency translation adjustments on investment in unconsolidated venture	609	655	480
Total other comprehensive income (loss)	(3,778)	(13,094)	(159,235)
Comprehensive income (loss)	(13,053)	109,619	(1,775,427)
Less: Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)
Comprehensive income (loss) attributable to common stockholders	(24,160)	98,513	(1,786,534)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	March 31, 2021	December 31, 2020
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $8,641,007 and $7,614,935, respectively; net of allowance for credit losses of $830 and $1,768, respectively)	9,099,742	8,172,182
Cash and cash equivalents	198,357	148,011
Restricted cash	380,678	244,573
Due from counterparties	11,440	1,078
Investment related receivable	18,536	15,840
Derivative assets, at fair value	17,193	10,004
Other assets	36,890	41,163
Total assets	9,762,836	8,632,851
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	8,240,887	7,228,699
Derivative liabilities, at fair value	4,273	6,344
Dividends payable	24,888	18,970
Investment related payable	1,454	274
Accrued interest payable	547	823
Collateral held payable	1,337	3,546
Accounts payable and accrued expenses	1,967	1,448
Due to affiliate	5,551	5,589
Total liabilities	8,280,904	7,265,693
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 246,397,710 and 203,222,108 shares issued and outstanding, respectively	2,464	2,032
Additional paid in capital	3,548,230	3,387,552
Accumulated other comprehensive income	54,827	58,605
Retained earnings (distributions in excess of earnings)	(2,686,913)	(2,644,355)
Total stockholders’ equity	1,481,932	1,367,158
Total liabilities and stockholders' equity	9,762,836	8,632,851
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

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Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:
•core earnings (and by calculation, core earnings per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•economic debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yields),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio.
The Company did not present core earnings for the first half of 2020 or for the year ended December 31, 2020 because core earnings excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, core earnings for the first half of 2020 and the year ended December 31, 2020 was not indicative of the reduced earnings potential of the Company's current investment portfolio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net (gain) loss on extinguishment of debt. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the

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Company's liquidity, or as an indication of amounts available to fund its cash needs, including its ability to make cash distributions.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2021	December 31, 2020
Net income (loss) attributable to common stockholders	(20,382)	111,607
Adjustments:
(Gain) loss on investments, net	331,857	(34,805)
Realized (gain) loss on derivative instruments, net (1)	(282,250)	(64,859)
Unrealized (gain) loss on derivative instruments, net (1)	(9,260)	4,351
TBA dollar roll income (2)	10,545	8,367
(Gain) loss on foreign currency transactions, net (3)	16	(65)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,368)	(5,981)
Net (gain) loss on extinguishment of debt	—	2
Subtotal	45,540	(92,990)
Core earnings attributable to common stockholders	25,158	18,617
Basic income (loss) per common share	(0.09)	0.59
Core earnings per share attributable to common stockholders (5)	0.11	0.10

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2021	December 31, 2020
Realized gain (loss) on derivative instruments, net	282,250	64,859
Unrealized gain (loss) on derivative instruments, net	9,260	(4,351)
Contractual net interest income (expense) on interest rate swaps	(4,549)	(3,322)
Gain (loss) on derivative instruments, net	286,961	57,186

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in core earnings because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2021	December 31, 2020
Dividend income	—	136
Gain (loss) on foreign currency transactions, net	(16)	65
Other investment income (loss), net	(16)	201

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(4)    U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2021	December 31, 2020
Interest expense on repurchase agreement borrowings	3,708	3,529
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,368)	(5,981)
Repurchase agreements interest expense	(1,660)	(2,452)

(5)    Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The table below presents the components of core earnings:

	Three Months Ended
$ in thousands	March 31, 2021	December 31, 2020
Effective net interest income (1)	31,753	29,007
TBA dollar roll income	10,545	8,367
Dividend income	—	136
Equity in earnings (losses) of unconsolidated ventures	(94)	343
(Increase) decrease in provision for credit losses	938	(1,768)
Total expenses	(6,877)	(6,362)
Total core earnings	36,265	29,723
Dividends to preferred stockholders	(11,107)	(11,106)
Core earnings attributable to common stockholders	25,158	18,617
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Income/Effective Yield/Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
Prior to 2021, the Company calculated effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net. The Company included its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest was not accounted for consistently under U.S. GAAP. The Company accounted for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option was recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments was recorded as realized and unrealized credit derivative income (loss). The Company added back GSE CRT embedded derivative coupon interest to its total interest income because the Company considered GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument. Effective interest income was equal to total interest income for the three months ended March 31, 2021 and December 31, 2020 because the Company sold all of its GSE CRTs that were accounted for as hybrid financial instruments during 2020.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net; amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	40,010	1.72%	35,858	1.86%	186,699	4.19%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	—	—%	4,718	0.10%
Effective interest income	40,010	1.72%	35,858	1.86%	191,417	4.29%

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The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(1,660)	(0.08%)	(2,452)	(0.14%)	85,688	2.07%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,368	0.26%	5,981	0.35%	10,067	0.24%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	4,549	0.22%	3,322	0.19%	(11,924)	(0.29%)
Effective interest expense	8,257	0.40%	6,851	0.40%	83,831	2.02%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	41,670	1.80%	38,310	2.00%	101,011	2.12%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,368)	(0.26%)	(5,981)	(0.35%)	(10,067)	(0.24%)
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	—	—%	4,718	0.10%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(4,549)	(0.22%)	(3,322)	(0.19%)	11,924	0.29%
Effective net interest income	31,753	1.32%	29,007	1.46%	107,586	2.27%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of March 31, 2021 and December 31, 2020. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
March 31, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,997,918	101,824	9,099,742
Cash and cash equivalents (2)	198,357	—	198,357
Restricted cash (3)	380,678	—	380,678
Derivative assets, at fair value (3)	16,634	559	17,193
Other assets	30,340	36,526	66,866
Total assets	9,623,927	138,909	9,762,836

Repurchase agreements	8,240,887	—	8,240,887
Derivative liabilities, at fair value (3)	4,273	—	4,273
Other liabilities	31,155	4,589	35,744
Total liabilities	8,276,315	4,589	8,280,904

Total stockholders' equity (allocated)	1,347,612	134,320	1,481,932
Debt-to-equity ratio (4)	6.1	—	5.6
Economic debt-to-equity ratio (5)	7.3	—	6.6
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.5 billion as of March 31, 2021) to total stockholders' equity.

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December 31, 2020

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,050,865	121,317	8,172,182
Cash and cash equivalents (2)	148,011	—	148,011
Restricted cash (3)	243,963	610	244,573
Derivative assets, at fair value (3)	9,893	111	10,004
Other assets	17,606	40,475	58,081
Total assets	8,470,338	162,513	8,632,851

Repurchase agreements	7,228,699	—	7,228,699
Derivative liabilities, at fair value (3)	5,537	807	6,344
Other liabilities	27,114	3,536	30,650
Total liabilities	7,261,350	4,343	7,265,693

Total stockholders' equity (allocated)	1,208,988	158,170	1,367,158
Debt-to-equity ratio (4)	6.0	—	5.3
Economic debt-to-equity ratio (5)	7.4	—	6.6
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.8 billion as of December 31, 2020) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended
$ in thousands	March 31, 2021	December 31, 2020	March 31, 2020
Average earning assets (1)	9,330,134	7,697,029	17,837,749
Average earning asset yields (2)	1.72%	1.86%	4.19%

Average borrowings (3)	8,347,354	6,879,929	16,531,997
Average cost of funds (4)	(0.08%)	(0.14%)	2.07%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense including amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

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